UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2010

SOLAR CAPITAL LTD.

(Exact name of registrant as specified in its charter)

Maryland	814-00754	26-1381340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue, 5th Floor

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2010, Solar Capital Ltd. (the “Company”) entered into an agreement (the “Subscription Agreement”) to sell 1,800,000 shares of the Company’s common stock to a group of institutional accredited investors managed by SAB Capital Advisors, L.L.C. at a purchase price of $22.94 per share in a private placement transaction conducted in accordance with Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Michael S. Gross, the Company’s president and chief executive officer, and Bruce Spohler, the Company’s chief operating officer, collectively agreed to acquire an additional 115,000 shares of the Company’s common stock in connection with the private placement. The Company expects to use the net proceeds resulting from the private placement to repay a portion of the Company’s outstanding 8.75% Senior Unsecured Notes.

In accordance with the Subscription Agreement, the private placement of the Company’s common stock is expected to be completed on November 30, 2010 or such other date as mutually agreed by the parties thereto, subject to customary closing conditions. The Subscription Agreement also sets forth the terms and conditions of the private placement, including price and number of shares, and also contains customary representations and warranties from the Company and each investor with respect to the qualifications and ability of each to enter into and complete the private placement, including, without limitation, that each investor qualifies as an “accredited investor” as that term is defined under Rule 501(a) of the Securities Act. The private placement was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the purchasers in the private placement.

In connection with the private placement, the Company also entered into an agreement (the “Registration Rights Agreement”) pursuant to which it agreed to use its commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission to provide for the resale of the shares issued in the private placement within 30 days of completion of the private placement. However, the Company retains the right to defer such filing for up to 30 days if in the good faith judgment of the board of directors of the Company, it would be materially detrimental to the Company and its security holders for such registration statement to be effected at such time.

The Registration Rights Agreement also requires the Company to use its commercially reasonable efforts to (i) cause the registration statement to be declared effective as soon as reasonably practicable thereafter and (ii) keep the registration statement continually effective until the earliest to occur of (a) the sale of all of the shares registered thereon, either pursuant to such registration statement or in reliance on Rule 144 under the Securities Act, (b) the date on which all such shares registered thereon cease to be outstanding, or (c) the date on which all such shares registered thereon are eligible for sale under Rule 144 under the Securities Act without any limitation on the amount or method of such sale thereunder. The Company will bear all customary costs and expenses incurred in connection with any registration pursuant to the Registration Rights Agreement, and all reasonable expenses incurred in performing or complying with the Company’s other obligations under the Registration Rights Agreement. The

Registration Rights Agreement also provides for customary indemnification provisions by and among the Company and the security holders who may request to have their shares registered pursuant to the Registration Rights Agreement.

The foregoing descriptions of the terms of the Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Subscription Agreement and the form of Registration Rights Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 3.02	Unregistered Sales of Securities

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement

10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2010	SOLAR CAPITAL LTD.

	By:	/s/ Nicholas Radesca
Nicholas Radesca
Chief Financial Officer